UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2010

TIM HORTONS INC.

(Exact name of registrant as specified in its charter)

Canada	001-32843	98-0641955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

874 Sinclair Road, Oakville, ON, Canada		L6K 2Y1
(Address of principal executive offices)		(Zip Code)

(905) 845-6511

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 25, 2010, Tim Hortons Inc. (the “Corporation”) issued a press release containing financial information regarding its fourth quarter and fiscal year end 2009 results and certain other information. The press release is attached hereto as Exhibit 99.1.

Note: The press release attached as Exhibit 99.1 hereto has not been conformed to replicate readily apparent formatting errors made in connection with transmission of information from the newswire. The most notable error is contained in Table 1 Pro forma: Reconciliation of adjusted operating income to U.S. GAAP under the fourth quarter 2008 column in which the $21.3 million relating to the asset impairment and related closure costs is erroneously presented in round brackets connoting a negative amount, when the amount should be positive.

Item 5.02	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangement of CEO.

On February 24, 2010, consistent with the historical practice of making compensation decisions annually in February, the Board of Directors approved certain changes to the compensation of Mr. Donald Schroeder, the President and Chief Executive Officer, as follows: annual base salary for 2010 will be Cdn.$650,000, representing a Cdn.$25,000 increase over 2009 base salary; an annual incentive award opportunity under the Corporation’s Executive Annual Performance Plan, or EAPP, of Cdn.$900,000 at target, dependent upon 2010 performance; and a long-term incentive award under the Corporation’s 2006 Stock Incentive Plan of Cdn.$1.4 million at target, 50% of which is dependent upon 2010 performance.

The amount payable under the EAPP, which represents a Cdn.$200,000 increase in targeted value over the 2009 targeted value, is dependent upon the extent to which the Corporation achieves operating income, or EBIT (as to 75% of the award) and net income (as to 25% of the award) objectives for 2010 that were established on February 23, 2010. The incentive payment to Mr. Schroeder may exceed or fall below the target value set forth above depending upon the Corporation’s actual EBIT and net income performance for 2010.

With respect to long-term incentive compensation, Mr. Schroeder’s 2010 target value represents a Cdn.$433,000 increase in targeted value over the 2009 targeted value. The long-term equity program for named executive officers will remain the same as implemented for the prior two years, with performance-conditioned restricted stock units, or P+RSUs, representing 50% of the award (Cdn.$700,000 for Mr. Schroeder) and options with tandem stock appreciation rights, or SARs, representing 50% of the award (Cdn.$700,000 for Mr. Schroeder). As with the EAPP payout, the value of long-term incentive compensation ultimately received by Mr. Schroeder as a result of the P+RSUs is dependent upon the extent to which the Corporation achieves its 2010 EBIT (as to 100% of the award) performance objective.

The determination of actual EAPP payouts and actual long-term incentive payouts for P+RSUs is made by comparing actual EBIT and net income performance, as described above, against payout curves that have a range of established payouts from minimum to maximum levels, as previously disclosed.

Compensation Arrangement of Executive Chairman

On February 24, 2010, the Board approved certain changes to the compensation of our Executive Chairman, Mr. Paul House, as follows: annual base salary for 2010 will be Cdn.$350,000, representing a Cdn.$150,000 decrease from 2009 base salary; an annual incentive award opportunity under the EAPP of Cdn.$200,000 at target, dependent upon 2010 performance; and a long-term incentive award under the 2006 Stock Incentive Plan of Cdn.$350,000 at target, with 50% dependent upon 2010 performance. The decrease in compensation for Mr. House represents a further reduction in required day-to-day activities, although Mr. House remains accountable for the performance of quantitative and qualitative goals and objectives.

The amount payable under the EAPP, which represents a Cdn.$300,000 decrease from the 2009 targeted value, is dependent upon the extent to which the Corporation achieves operating income, or EBIT (as to 75% of the award) and net income (as to 25% of the award) objectives for 2010 that were established on February 23, 2010. The incentive payment to Mr. House may exceed or fall below the target value set forth above depending upon the Corporation’s actual EBIT and net income performance for 2010.

With respect to long-term incentive compensation, Mr. House’s 2010 target value represents a Cdn.$197,645 decrease in targeted value from the 2009 targeted value. The long-term equity program for named executive officers will remain the same as implemented for the prior two years, with P+RSUs representing 50% of the award (Cdn.$175,000 for Mr. House), and options with tandem SARs representing 50% of the award (Cdn.$175,000 for Mr. House). As with the EAPP payout, the value of long-term incentive compensation ultimately received by Mr. House as a result of P+RSUs is dependent upon the extent to which the Corporation achieves its 2010 EBIT (as to 100% of the award) performance objective.

The determination of actual EAPP payouts and actual long-term incentive payouts for P+RSUs is made by comparing actual EBIT and net income performance, as described above, against payout curves that have a range of established payouts from minimum to maximum levels, as previously disclosed.

Item 8.01	Other Events.

Dividends. On February 25, 2010, the Corporation announced that its Board has approved a higher targeted payout range for its dividend determinations of 30% to 35% of prior year, normalized annual net earnings per year from the previous range of 20% to 25% of prior year, normalized annual net earnings per year and that the Corporation will focus initially on the lower end of the range.

In addition, the Corporation also announced that the Board has declared a dividend at the new payout rate of Cdn.$0.13 per common share payable on March 23, 2010 to shareholders of record on March 8, 2010. The declaration of any and all further dividends is subject to the Board’s discretion.

The full text of the Corporation’s press release relating to the increase in the targeted payout range and dividend declaration is attached hereto as Exhibit 99.2.

Share Repurchase Program. On February 25, 2010, the Corporation announced that the Board has approved a new share repurchase program. A notice of intention to make a normal course issuer bid was filed with the Toronto Stock Exchange (TSX) on February 23rd, 2009 for a share repurchase program authorizing the repurchase of up to $200 million in common shares, not to exceed a maximum of 5% of the Corporation’s outstanding common shares as of February 19th, 2009. The new program is scheduled to commence in March 2010, subject to receipt of final regulatory approval. The Corporation’s common shares will be repurchased through a combination of automatic trading plan purchases (i.e., a 10b5-1 program), and at management’s discretion in compliance with regulatory requirements, and given prevailing market, cost, and other considerations. Further information regarding the share repurchase program is set forth in the press release attached hereto as Exhibit 99.3.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1	Press release issued by the Corporation dated February 25, 2010 regarding the release of quarterly and fiscal year financial results and other information and Safe Harbor Statement. (See Note in Item 2.02 description, above.)

Exhibit 99.2	Press release issued by the Corporation dated February 25, 2010 announcing an increase in dividends by 30% and the declaration of Cdn.$0.13 per common share dividend.

Exhibit 99.3	Press release issued by the Corporation dated February 25, 2010 announcing a new Cdn.$200 million 2010 share repurchase program to commence in the first quarter of 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIM HORTONS INC.

Date: February 25, 2010	By:	/s/ JILL E. AEBKER
Jill E. Aebker
Deputy General Counsel and Secretary